Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

November 15, 2011

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms, dated as of January 9, 2009 (the “Acquired Company Securities Purchase Agreement”), by and between the United States Department of the Treasury (the “Investor”) and Crescent Financial Corporation (the “Acquired Company”).  Further detail regarding the Acquired Company Securities Purchase Agreement is set forth on Schedule A hereto.  Investor, the Acquired Company and Crescent Financial Bancshares, Inc. (the “Acquiror Company”) desire to set forth herein certain additional agreements as a result of the consummation of a merger transaction pursuant to an Agreement and Plan of Merger dated as of May 2, 2011 by and between Acquiror Company and Acquired Company, effective on the date hereof (the “Merger Transaction”).  This letter shall be referred to as the “Post-Merger Side Letter.”  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Acquired Company Securities Purchase Agreement and the Certificate of Designations.

As a result of the Merger Transaction, the Acquiror Company has assumed the obligations and responsibilities of Acquired Company with respect to Investor.  Specifically:

1.           Concurrently herewith, the Acquiror Company is issuing a new series of preferred shares in exchange for the Acquired Company’s Designated Preferred Shares; and

2.           Pursuant to Section 4.3 of the Acquired Company Securities Purchase Agreement and effective as of the date hereof, Acquiror Company hereby expressly assumes the due and punctual performance and observance of each and every covenant, agreement, and condition of the Acquired Company Securities Purchase Agreement and all ancillary documents to be performed and observed by Acquired Company.

Additionally, the Acquiror Company acknowledges and agrees that:

1.           as of the date of this side letter agreement, dividends payable on the shares of Designated Preferred Stock have not been paid by Acquired Company for an aggregate of four quarterly Dividend Periods (the “Missed Dividends”); and

2.           for all purposes under the amended and restated certificate of incorporation of Acquiror Company, the Missed Dividends shall be included for purposes of determining the aggregate number of dividends payable on the shares of Designated Preferred Stock that have not been paid pursuant to Section 7(b) of Annex A to the amended and restated certificate of incorporation of Acquiror Company.

UST 201

United States Department of the Treasury

In connection with the foregoing, with the exception of the Acquired Company Securities Purchase Agreement, Acquiror Company is issuing new documentation to Investor to reflect the investment that Investor initially made in the Acquired Company, including the following (all section references below are to the Acquired Company Securities Purchase Agreement, unless otherwise provided):

1.           an officer’s certificate regarding a bring down of the representations in the Acquired Company Securities Purchase Agreement as of the date hereof, per Section 1.2(d)(ii), with any exceptions to such representations noted on a disclosure schedule attached hereto;

2.           evidence the Acquiror Company filed a Certificate of Designations in connection with the New Preferred Shares (as defined below) issued to Investor as outlined in paragraph 6 below, per Section 1.2(d)(iii);

3.           an officer’s certificate regarding compliance with section 111(b) of the Emergency Economic Stabilization Act of 2008 as of the date hereof, per Section 1.2(d)(iv);

4.           waivers from Senior Executive Officers and others in accordance with the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), releasing Investor from certain claims, dated as of the date hereof, per Section 1.2(d)(v);

5.           a legal opinion regarding the New Preferred Shares and New Warrant (as defined below), per Section 1.2(d)(vi);

6.           a certificate representing a number of a new series of preferred shares issued by the Acquiror Company to replace the Acquired Company’s Designated Preferred Shares (the “New Preferred Shares”);

7.           a warrant to purchase shares of common stock issued by the Acquiror Company to replace the Acquired Company’s warrant (the “New Warrant”);

8.           a side letter regarding compliance with ARRA; and

9.           a copy of the articles and bylaws of the Acquiror Company.

Acquiror Company hereby acknowledges receipt of each of the closing documents in connection with the initial Investor closing for Acquired Company, with the exception of the Acquired Company Securities Purchase Agreement.

This side letter agreement, the Acquired Company Securities Purchase Agreement and the above-listed documentation constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof.

UST 201

United States Department of the Treasury

The parties hereto acknowledge that there would be no adequate remedy at law if the Acquiror Company fails to perform any of its obligations under this side letter agreement and that the Investor from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor, in addition to any other remedy to which it may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Acquiror Company under this side letter agreement in accordance with the terms and conditions of this side letter agreement.

This side letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  This side letter agreement shall be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

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UST 201

United States Department of the Treasury
Signature Page

In witness whereof, this side letter agreement has been duly executed by the authorized representatives of the parties hereto as of the date first above written.

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Michael G. Carlton
Name:	Michael G. Carlton
Title:	President

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Name:	Michael G. Carlton
Title:	President and Chief Executive Officer

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name:	Timothy G. Massad
Title:	Assistant Secretary for Financial Stability

SIGNATURE PAGE TO MERGER TRANSACTION SIDE LETTER AGREEMENT

SCHEDULE A

General Information Regarding Acquired Company Initial Closing:

Acquired Company Name:  Crescent Financial Corporation

Date of Acquired Company Letter Agreement incorporating
 the Securities Purchase Agreement:  January 9, 2009

Corporate or other organizational form of the Acquired Company:  Corporation

Number and series of preferred stock issued to the
Investor at the Acquired Company Closing:  24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Number of Acquired Company Initial Warrant Shares:  833,705

Terms of the Merger/Acquisition:

Effective Date of Merger/Acquisition:  November 15, 2011

Resultant Acquiror Securities:

Number of New Preferred Shares Issued to Investor by Acquiror Company
Post-Merger to Replace the Acquired Company’s Preferred Shares:  24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Par Value of Such New Preferred Shares:  no par value per share

Number of New Warrant Shares Issued to Investor by Acquiror Company
Post-Merger to Replace Initial Warrant Shares:  833,705

Par Value of Such New Warrant Shares:  $0.001 par value per share